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                                                                 EXHIBIT 99(iii)


CINCINNATI
MICROWAVE
                            News Release

FOR FURTHER INFORMATION:
------------------------

AT THE COMPANY:                          AT THE FINANCIAL RELATIONS BOARD:
Elaine Bacon                             Bill Schmidle, Analyst Inquiries
513-489-5400                             312-640-6753
shinfo@cnmw.com                          Karl Plath, General Inquiries
                                         312-640-6738

FOR IMMEDIATE RELEASE


                   CINCINNATI MICROWAVE SELLS PHONE TECHNOLOGY


CINCINNATI, APRIL 28, 1997--CINCINNATI MICROWAVE, INC. announced today that it signed an Asset Purchase Agreement with Xsys New Media Technologies (Xsys) to purchase SureLink II, a portion of its digital spread spectrum cordless telephone technology, for $300,000. On Friday, April 25, 1997 the Company filed a motion with the United States Bankruptcy Court, Southern District of Ohio, Western Division, for an order (i) granting authority to sell the assets to Xsys pursuant to Section 363 of the Bankruptcy Code, (ii) establishing auction procedures and (iii) setting a hearing date of May 1, 1997 on the sale of these assets.

The Company is in the process of selling its modem business and looking for buyers for the rest of its phone business. These transactions, however, are not likely to contribute more than minimum value to the creditors. These sales, coupled with the closing of the sale of the Company's real estate, will complete the sale of substantially all of the Company's assets.

 ADDITIONAL INFORMATION ON THE COMPANY, ITS PRODUCTS AND MARKETS CAN BE OBTAINED
    FROM THE COMPANY'S WORLDWIDE WEB SITE: HTTP://WWW.CNMW.COM/WELCOME.HTM.
       INFORMATION ABOUT CINCINNATI MICROWAVE ALSO IS AVAILABLE, FREE OF
                  CHARGE VIA FAX, BY DIALING 1-800-PRO-INFO AND
                            USING TICKER SYMBOL CNMW.

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